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                                                  Exhibit 11

            FOREST OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
          CALCULATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK

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

                                             Years Ended December 31,
                                             ------------------------
                                            1993       1992      1991
                                            ----       ----      ----
                                   (In Thousands Except Per Share Amounts)

Primary earnings (loss) per share:
  Net earnings (loss)                   $(21,213)       7,298    (25,348)
  Less dividend requirements on:
    $.75 Convertible Preferred Stock      (2,250)      (2,348)         -
    $15.75 Redeemable Preferred Stock        -              -     (5,209)
                                        --------       -------   --------

  Net earnings (loss) attributable
   to common stock for primary
   earnings (loss) per share
   calculation                          $(23,463)       4,950    (30,557)
                                        --------       ------    -------
                                        --------       ------    -------


  Weighted average number of
   common shares outstanding              21,997       13,774     12,494
                                        --------       ------    -------
                                        --------       ------    -------


Primary earnings (loss) per
  share of common stock                   $(1.07)         .36      (2.45)
                                        --------       ------    -------
                                        --------       ------    -------

Fully diluted earnings (loss)
 per share:
  Net earnings (loss) attributable
   to common stock, as above            $(23,463)       4,950    (30,557)
  Add:
   Dividend requirements on:
    $.75 Convertible Preferred Stock       2,250        2,348         -
   Interest expense on 5-1/2%
    Convertible Subordinated
    Debentures                               409          470        507
   Expenses related to the 5-1/2%
     Convertible Subordinated
     Debentures                                6           15         12
  Less:
   Additional Federal income taxes          (141)        (165)      (176)

  Net earnings (loss) attributable
   to common stock for fully diluted
   earnings (loss) per share
   calculation                          $(20,939)       7,618    (30,214)
                                        --------       ------    -------
                                        --------       ------    -------

  Common shares applicable to
   fully diluted calculation:
  Weighted average number
   of common shares
   outstanding, as above                 21,997        13,774     12,494
  Add weighted average
   number of shares:
    Issuable upon assumed
     conversion of:
      $.75 Convertible Preferred Stock   10,492        12,209         -
      $2.125 Convertible
       Preferred Stock                       -              -      5,216
    Issuable upon assumed
     conversion of 5-1/2%
     Convertible Subordinated
     Debentures                             612           532        526
    Issuable upon assumed exercise
     of Warrants, net
     of assumed repurchases                  -              -         92
                                        --------       ------    -------

  Common shares applicable to
   fully diluted calculation             33,101        26,515     18,328
                                        --------       ------    -------
                                        --------       ------    -------


Fully diluted earnings (loss)
 per share of common stock              $  (.63)*         .29      (1.65)*
                                        --------       ------    -------
                                        --------       ------    -------

* The fully diluted loss per share for 1993 and 1991 is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.

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